E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS THIRD QUARTER 2026 RESULTS;
RAISES FULL-YEAR GUIDANCE

•3Q 2026 operating revenue of $50.4 billion, up 0.7% from 3Q 2025
•3Q 2026 diluted EPS1 of $6.27 and adjusted diluted EPS2 of $6.99; results reflect improved operating performance and a net non-operating benefit of $1.85 per share
•FY 2026 diluted EPS1 guidance raised to at least $22.00; adjusted diluted EPS2 guidance raised to at least $29.00 on continued operating momentum
•FY 2026 operating cash flow guidance raised to at least $6.5 billion
•Investing in capabilities that improve the member experience, strengthen our competitive advantage, and support long-term growth

Indianapolis, IN - October 21, 2026 - Elevance Health, Inc. (NYSE: ELV) reported third quarter 2026 results ahead of expectations.

"Elevance Health's third quarter results reflect stronger execution across our diversified portfolio and underscore the earnings power of the business. We are raising our 2026 earnings outlook and remain confident in delivering at least 12% growth in adjusted diluted earnings per share in 2027 from our higher earnings baseline of at least $26.753. By bringing together the capabilities of our Health Benefits business and Carelon, we are improving the healthcare experience, strengthening our competitive advantage, and creating long-term value for our shareholders."

Gail K. Boudreaux
President and Chief Executive Officer

1.Earnings per diluted share ("EPS").
2.Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.
3.FY 2026 earnings baseline excludes non-recurring net investment income and other non-operating items, as well as targeted one-time investments.

Elevance Health
Consolidated Enterprise Highlights
(Unaudited)

(In billions)	Three Months Ended
	September 30, 2026	September 30, 2025

Operating Revenue[1]	$50.4	$50.1
Operating Gain[1,2]	$1.3	$1.3
Adjusted Operating Gain[1,3]	$1.3	$1.3

Operating Margin[1]	2.5%	2.6%
Adjusted Operating Margin[1,3]	2.7%	2.7%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended September 30, 2026 and September 30, 2025 includes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Adjusted Operating Gain for the three months ended September 30, 2026 and September 30, 2025 excludes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.

Operating revenue was $50.4 billion in the third quarter of 2026, an increase of $0.4 billion compared to the prior year quarter. This was driven by higher premium yields, increased CarelonRx product revenue, and growth in service fees, partially offset by lower Medicare Advantage, Medicaid, and Employer Group risk membership.
The benefit expense ratio of 90.6 percent improved 70 basis points, driven by better performance in Medicare Advantage and Individual ACA compared to the prior year.
Days in Claims Payable stood at 44.9 days as of September 30, 2026, an increase of 3.5 days year over year.
The operating expense ratio was 11.4 percent. The adjusted operating expense ratio was 11.3 percent, an increase of 90 basis points from the prior year. The increase principally reflected targeted, one-time investments in capabilities that support our long-term performance, along with spending to advance business growth and quality initiatives.
Cash Flow & Balance Sheet
Operating cash flow of $1.3 billion in the quarter increased $0.1 billion relative to the prior year, primarily reflecting favorable working capital dynamics. As of September 30, 2026, cash and investments at the parent company totaled approximately $2.4 billion.
During the third quarter of 2026, the Company repurchased 0.8 million shares of its common stock for $330 million, at a weighted average price of $398.75 per share, and paid a quarterly dividend of $1.72 per share, representing a distribution of cash totaling $373 million. As of September 30, 2026, the Company had approximately $5.0 billion of Board approved share repurchase authorization remaining.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses.

Health Benefits
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	September 30, 2026	September 30, 2025

Operating Revenue[1]	$43.4	$42.2
Operating Gain[1]	$0.4	$0.6
Operating Margin[1]	1.0%	1.4%

1.See “Basis of Presentation” on page 5 herein.

Health Benefits segment operating revenue was $43.4 billion in the third quarter of 2026, an increase of $1.1 billion, or 3 percent compared to the prior year quarter, driven primarily by higher premium yields and service fee revenue, partially offset by lower Medicare Advantage, Medicaid, and Employer Group risk membership.
Operating gain was $0.4 billion, a decline year over year, reflecting the impact of targeted investments to support our long-term operating model. This was partially offset by the improvement in our benefit expense ratio.
Medical membership of approximately 44.9 million as of September 30, 2026 decreased by 487 thousand compared to the prior year. The decline reflected lower enrollment in our Medicaid, Medicare Advantage, and Employer Group risk-based businesses, partially offset by growth in Commercial fee-based membership.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	September 30, 2026	September 30, 2025

Operating Revenue[1]	$19.3	$18.3
Operating Gain[1]	$0.9	$0.8
Operating Margin[1]	4.7%	4.2%

1.See “Basis of Presentation” on page 5 herein.

Operating revenue for Carelon was $19.3 billion in the third quarter of 2026, an increase of $1.0 billion, or 5 percent compared to the prior year quarter. Growth was driven by CarelonRx product revenue and continued expansion of Carelon Services risk-based solutions.
Operating gain for Carelon totaled $0.9 billion, an increase of 17 percent year over year, reflecting strong performance of Carelon Services risk-based solutions and the improved profitability of our specialty pharmacy.

Quarterly Dividend
On October 20, 2026, the Audit Committee of the Company's Board of Directors declared a fourth quarter 2026 dividend to shareholders of $1.72 per share. The fourth quarter dividend is payable on December 18, 2026 to shareholders of record at the close of business on December 4, 2026.
About Elevance Health
Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve approximately 103 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, home health, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.
Conference Call and Webcast
Management will host a conference call and webcast today at 8:30 a.m. Eastern Daylight Time (“EDT”) to discuss the company’s third quarter results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	800-391-9853 (Domestic Replay)
312-470-0178 (International)	203-369-3269 (International Replay)
The access code for today's conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EDT today, until the end of the day on November 20, 2026. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.
Basis of Presentation
1.Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.
2.Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Nathan Rich	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health
Earnings Release Financial Schedules and Supplementary Information
Quarter & Year-to-Date Ended September 30, 2026

•Membership and Other Metrics
•Quarterly & Year-to-Date Consolidated Statements of Income
•Condensed Consolidated Balance Sheet
•Condensed Consolidated Statement of Cash Flows
•Supplemental Financial Information - Reportable Segments & Health Benefits Revenue Details
•Supplemental Financial Information - Reconciliation of Medical Claims Payable
•Reconciliation of Non-GAAP Financial Measures

Elevance Health
Membership and Other Metrics
(Unaudited)

				Change from
Medical Membership (in thousands)	September 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025	June 30, 2026
Individual	1,348	1,354	1,317	(0.4)%	2.4%
Employer Group Risk-Based	3,366	3,616	3,417	(6.9)%	(1.5)%
Commercial Risk-Based	4,714	4,970	4,734	(5.2)%	(0.4)%
BlueCard®	6,596	6,394	6,582	3.2%	0.2%
Employer Group Fee-Based	21,009	20,608	20,931	1.9%	0.4%
Commercial Fee-Based	27,605	27,002	27,513	2.2%	0.3%
Medicare Advantage	1,898	2,245	1,897	(15.5)%	0.1%
Medicare Supplement	898	877	893	2.4%	0.6%
Total Medicare	2,796	3,122	2,790	(10.4)%	0.2%
Medicaid	8,220	8,645	8,358	(4.9)%	(1.7)%
Federal Employee Program	1,547	1,630	1,554	(5.1)%	(0.5)%
Total Medical Membership	44,882	45,369	44,949	(1.1)%	(0.1)%
Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	82.6	85.0	80.9	(2.8)%	2.1%
Carelon Services Consumers Served	91.0	97.6	92.4	(6.8)%	(1.5)%

Elevance Health
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)	Three Months Ended September 30	Nine Months Ended September 30
2026	2025	Change	2026	2025	Change

Revenues
Premiums	$41,704	$41,791	(0.2)%	$124,007	$123,949	—%
Product revenue	6,454	6,159	4.8%	18,943	18,010	5.2%
Service fees	2,282	2,137	6.8%	6,810	6,314	7.9%
Total operating revenue	50,440	50,087	0.7%	149,760	148,273	1.0%
Net investment income	1,037	625	65.9%	2,506	1,701	47.3%
Net losses on financial instruments	(48)	(1)	NM	(182)	(596)	NM
Total revenues	51,429	50,711	1.4%	152,084	149,378	1.8%
Expenses
Benefit expense	37,779	38,140	(0.9)%	110,418	110,158	0.2%
Cost of products sold	5,640	5,380	4.8%	16,595	15,656	6.0%
Operating expense	5,752	5,272	9.1%	17,629	15,569	13.2%
Interest expense	358	351	2.0%	1,079	1,036	4.2%
Amortization of other intangible assets	106	162	(34.6)%	328	464	(29.3)%
Total expenses	49,635	49,305	0.7%	146,049	142,883	2.2%

Income before income tax expense	1,794	1,406	27.6%	6,035	6,495	(7.1)%

Income tax expense	451	219	105.9%	1,478	1,380	7.1%
Net income	1,343	1,187	13.1%	4,557	5,115	(10.9)%

Net loss (gain) attributable to noncontrolling interests	22	2	NM	35	—	NM
Shareholders' net income	$1,365	$1,189	14.8%	$4,592	$5,115	(10.2)%
Shareholders' earnings per diluted share	$6.27	$5.32	17.9%	$21.01	$22.67	(7.3)%
Diluted shares	217.6	223.7	(2.7)%	218.6	225.6	(3.1)%

Benefit expense as a percentage of premiums	90.6%	91.3%	(70)	bp	89.0%	88.9%	10	bp
Operating expense as a percentage of total operating revenue	11.4%	10.5%	90	bp	11.8%	10.5%	130	bp
Income before income tax expense as a percentage of total revenue	3.5%	2.8%	70	bp	4.0%	4.3%	(30)	bp

"NM" = calculation not meaningful

Elevance Health
Condensed Consolidated Balance Sheet
(In millions)	September 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$10,348	$9,491
Fixed maturity and equity securities	27,498	26,624
Premium and other receivables	24,573	21,542
Other current assets	6,105	5,344
Total current assets	68,524	63,001

Long-term investments	12,719	11,960
Property and equipment, net	4,613	4,679
Goodwill and other intangible assets	39,220	39,544
Other noncurrent assets	2,725	2,310
Total assets	$127,801	$121,494

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$18,438	$17,084
Short-term borrowings	—	150
Current portion of long-term debt	375	1,099
Other current liabilities	27,849	22,702
Total current liabilities	46,662	41,035

Long-term debt, less current portion	30,382	30,797
Other noncurrent liabilities	5,963	5,636
Total liabilities	83,007	77,468

Total shareholders’ equity	44,681	43,882
Noncontrolling interests	113	144
Total equity	44,794	44,026
Total liabilities and equity	$127,801	$121,494

Elevance Health
Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In millions)	Nine Months Ended September 30
	2026	2025

Operating activities
Net income	$4,557	$5,115
Depreciation and amortization	1,083	1,140
Share-based compensation	210	246
Changes in operating assets and liabilities	2,784	(2,753)
Other non-cash items	(1,122)	458
Net cash provided by operating activities	7,512	4,206

Investing activities
Sales and maturities of investments, net of purchases (purchases of investments, net of sales and maturities)	(2,303)	(412)
Purchases of subsidiaries, net of cash acquired	2	55
Purchases of property and equipment	(789)	(823)
Other, net	(380)	(628)
Net cash used in investing activities	(3,470)	(1,808)

Financing activities
Net change in short-term and long-term borrowings	(900)	659
Repurchase and retirement of common stock	(1,688)	(2,134)
Cash dividends	(1,122)	(1,152)
Other, net	539	653
Net cash used in financing activities	(3,171)	(1,974)

Effect of foreign exchange rates on cash and cash equivalents	(14)	1

Change in cash and cash equivalents	857	425
Cash and cash equivalents at beginning of period	9,491	8,288

Cash and cash equivalents at end of period	$10,348	$8,713

REPORTABLE SEGMENTS
Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health
Reportable Segment Details
(Unaudited)

(In millions)	Three Months Ended September 30			Nine Months Ended September 30
	2026	2025	Change	2026	2025	Change

Operating Revenue
Health Benefits	$43,357	$42,246	2.6%	$128,567	$125,259	2.6%
CarelonRx	11,599	10,997	5.5%	33,449	31,756	5.3%
Carelon Services	7,708	7,324	5.2%	23,048	21,301	8.2%
Corporate & Other	6	149	(96.0)%	16	546	(97.1)%
Eliminations	(12,230)	(10,629)	NM6	(35,320)	(30,589)	NM6
Total Operating Revenue[1]	$50,440	$50,087	0.7%	$149,760	$148,273	1.0%

Operating Gain (Loss)
Health Benefits	$436	$601	(27.5)%	$3,489	$4,378	(20.3)%
CarelonRx	616	556	10.8%	1,780	1,694	5.1%
Carelon Services	292	219	33.3%	1,128	1,110	1.6%
Corporate & Other[2,3]	(75)	(81)	NM6	(1,279)	(292)	NM6
Total Operating Gain[1,4]	$1,269	$1,295	(2.0)%	$5,118	$6,890	(25.7)%

Operating Margin
Health Benefits	1.0%	1.4%	(40) bp	2.7%	3.5%	(80) bp
CarelonRx	5.3%	5.1%	20 bp	5.3%	5.3%	— bp
Carelon Services	3.8%	3.0%	80 bp	4.9%	5.2%	(30) bp
Total Operating Margin[1]	2.5%	2.6%	(10) bp	3.4%	4.6%	(120) bp

Health Benefits Revenue Details

(In millions)	Three Months Ended September 30			Nine Months Ended September 30
	2026	2025	Change	2026	2025	Change
Health Benefits Operating Revenue
Commercial	$13,343	$12,849	3.8%	$40,142	$37,654	6.6%
Individual[5]	2,514	2,358	6.6%	7,774	7,047	10.3%
Medicare	11,229	11,138	0.8%	33,182	33,990	(2.4)%
Medicaid	14,979	14,166	5.7%	43,703	42,120	3.8%
Federal Employee Program	3,806	4,093	(7.0)%	11,540	11,495	0.4%
Total Health Benefits Operating Revenue[1]	$43,357	$42,246	2.6%	$128,567	$125,259	2.6%
1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three and nine months ended September 30, 2026 included $42 and $133 million, respectively, of transaction and integration related costs, $18 and $147 million, respectively, of business optimization charges, and $8 and $26 million, respectively, of litigation and settlement expenses. Operating Gain for the nine months ended September 30, 2026 also included $935 million for the Company's current best estimate of the identified potential exposure for certain historical Medicare Advantage risk adjustment data related to the CMS notice to the Company dated February 27, 2026. All adjustments for the three and nine month periods reside in the Corporate & Other reportable segment.
3.Operating Gain for the three and nine months ended September 30, 2025, included $49 and $182 million, respectively, of transaction and integration related costs, ($4) and ($4) million, respectively, of business optimization charges, and $4 and $19 million, respectively, of litigation and settlement expenses. All adjustments for the three and nine month periods reside in the Corporate & Other reportable segment.
4.Operating Gain for the three and nine months ended September 30, 2026, and September 30, 2025, include items excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
5.The Individual business, including ACA products, is reported as part of Commercial Operating Revenue.
6."NM" = calculation not meaningful.

Elevance Health
Reconciliation of Medical Claims Payable

	Nine Months Ended September 30		Years Ended December 31
	2026	2025	2025	2024	2023
(In millions)	(Unaudited)	(Unaudited)

Gross medical claims payable, beginning of period	$16,829	$15,580	$15,580	$15,865	$15,348
Ceded medical claims payable, beginning of period	(48)	(13)	(13)	(7)	(6)
Net medical claims payable, beginning of period	16,781	15,567	15,567	15,858	15,342

Business combinations and purchase adjustments	—	344	344	143	—

Net incurred medical claims:
Current year	108,608	108,423	145,566	125,370	121,798
Prior years redundancies[1]	(1,295)	(1,266)	(1,290)	(1,731)	(1,571)
Total net incurred medical claims	107,313	107,157	144,276	123,639	120,227

Net payments attributable to:
Current year medical claims	92,416	93,545	130,265	110,930	107,146
Prior years medical claims	13,629	12,699	13,141	13,143	12,565
Total net payments	106,045	106,244	143,406	124,073	119,711

Net medical claims payable, end of period	18,049	16,824	16,781	15,567	15,858
Ceded medical claims payable, end of period	45	44	48	13	7
Gross medical claims payable, end of period[2]	$18,094	$16,868	$16,829	$15,580	$15,865

Current year medical claims paid as a percentage of current year net incurred medical claims	85.1%	86.3%	89.5%	88.5%	88.0%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	8.4%	8.9%	9.0%	12.3%	11.4%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	0.9%	1.0%	1.0%	1.4%	1.4%

1.Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.Excludes insurance lines other than short duration.

Elevance Health
GAAP Reconciliation
(Unaudited)
This document references non-GAAP measures, including “Adjusted Diluted EPS,” “Adjusted Operating Expense Ratio,” “Adjusted Operating Gain,” “Adjusted Operating Margin,” “Adjusted Shareholders’ Net Income,” and “Adjusted Operating Expense”. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue,” “Operating Gain/Loss,” and “Operating Margin”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of reportable segments operating gain to income before income tax expense is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding.

	Three Months Ended September 30			Nine Months Ended September 30
(In millions, except per share data)	2026	2025	Change	2026	2025	Change
Shareholders' net income	$1,365	$1,189	14.8%	$4,592	$5,115	(10.2)%
Add / (Subtract):
Amortization of other intangible assets	106	162		328	464
Net losses on financial instruments	48	1		182	596
Transaction and integration related costs[1]	42	49		133	182
Business optimization program charges[1]	18	(4)		147	(4)
Litigation and settlement expenses[1]	8	4		26	19
Accrual related to CMS notice[1,2]	—	—		935	—
Tax impact of non-GAAP adjustments	(67)	(52)		(427)	(307)
Net adjustment items	155	160		1,324	950
Adjusted shareholders' net income	$1,520	$1,349	12.7%	$5,916	$6,065	(2.5)%

Shareholders' earnings per diluted share	$6.27	$5.32	17.9%	$21.01	$22.67	(7.3)%
Add / (Subtract):
Amortization of other intangible assets	0.49	0.72		1.50	2.06
Net losses on financial instruments	0.22	—		0.83	2.64
Transaction and integration related costs[1]	0.19	0.22		0.61	0.81
Business optimization program charges[1]	0.08	(0.02)		0.67	(0.02)
Litigation and settlement expenses[1]	0.04	0.02		0.12	0.08
Accrual related to CMS notice[1,2]	—	—		4.28	—
Tax impact of non-GAAP adjustments	(0.31)	(0.23)		(1.95)	(1.36)
Net adjustment items	0.72	0.71		6.05	4.21
Adjusted shareholders' earnings per diluted share	$6.99	$6.03	15.9%	$27.06	$26.88	0.7%

	Three Months Ended September 30			Nine Months Ended September 30
(In millions)	2026	2025	Change	2026	2025	Change

Income before income tax expense	$1,794	$1,406	27.6%	$6,035	$6,495	(7.1)%
Net investment income	(1,037)	(625)		(2,506)	(1,701)
Net losses on financial instruments	48	1		182	596
Interest expense	358	351		1,079	1,036
Amortization of other intangible assets	106	162		328	464
Reportable segments operating gain	$1,269	$1,295	(2.0)%	$5,118	$6,890	(25.7)%
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item represents the Company's current best estimate of the identified potential exposure for certain historical Medicare Advantage risk adjustment data related to the CMS notice to the Company dated February 27, 2026.

Elevance Health
GAAP Reconciliation
(Unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(In millions)	2026	2025	Change	2026	2025	Change

Reportable segments operating gain	$1,269	$1,295	(2.0)%	$5,118	$6,890	(25.7)%
Add / (Subtract):
Transaction and integration related costs[1]	42	49		133	182
Business optimization program charges[1]	18	(4)		147	(4)
Litigation and settlement expenses[1]	8	4		26	19
Accrual related to CMS notice[1,2]	—	—		935	—
Net adjustment items	68	49		1,241	197
Reportable segments adjusted operating gain	$1,337	$1,344	(0.5)%	$6,359	$7,087	(10.3)%

Operating revenue	$50,440	$50,087	0.7%	$149,760	$148,273	1.0%

Operating margin	2.5%	2.6%	(10) bp	3.4%	4.6%	(120) bp
Adjusted operating margin	2.7%	2.7%	— bp	4.2%	4.8%	(60) bp

	Three Months Ended September 30			Nine Months Ended September 30
(In millions)	2026	2025	Change	2026	2025	Change
Operating expense	$5,752	$5,272	9.1%	$17,629	$15,569	13.2%
Add / (Subtract):
Transaction and integration related costs[1]	(42)	(49)		(133)	(182)
Business optimization program charges[1]	(18)	4		(147)	4
Litigation and settlement expenses[1]	(8)	(4)		(26)	(19)
Accrual related to CMS notice[1,2]	—	—		(935)	—
Net adjustment items	(68)	(49)		(1,241)	(197)
Adjusted operating expense	$5,684	$5,223	8.8%	$16,388	$15,372	6.6%

Operating revenue	$50,440	$50,087	0.7%	$149,760	$148,273	1.0%

Operating expense ratio	11.4%	10.5%	90 bp	11.8%	10.5%	130 bp
Adjusted operating expense ratio	11.3%	10.4%	90 bp	10.9%	10.4%	50 bp

	Full Year 2026 Outlook
Shareholders' earnings per diluted share	At least $22.00
Add / (Subtract):
Accrual related to CMS notice[1,2]	$4.28
Amortization of other intangible assets[3]	$2.02
Net losses on financial instruments[3]	$1.16
Transaction and integration related costs[1,3]	$0.91
Business optimization program charges[1]	$0.67
Litigation and settlement expenses[1,3]	$0.16
Tax impact of non-GAAP adjustments[3]	Approximately ($2.20)
Net adjustment items	$7.00
Adjusted shareholders' earnings per diluted share	At least $29.00
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item represents the Company's current best estimate of the identified potential exposure for certain historical Medicare Advantage risk adjustment data related to the CMS notice to the Company dated February 27, 2026.
3.Adjustment item represents the midpoint of a projected range and serves as the estimated full year adjustment amount.

Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan,” "potential," "predict" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems, or failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star Ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; the effects of any negative publicity or sentiment related to the health benefits industry in general or us in particular; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.